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EXHIBIT 23.1 - CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
ConectiSys Corporation

We hereby consent to the use in the prospectus constituting a part of the foregoing Registration Statement on Form SB-2 of our report dated December 4, 2001, relating to the consolidated financial statements of ConectiSys Corporation appearing in the Company's Annual Report on Form 10-KSB as of September 30, 2001 and for the years ended September 30, 2001 and 2000.

We also consent to the reference to us under the caption "Experts" in the prospectus constituting a part of the foregoing Registration Statement on Form SB-2.


                                                    /S/ HURLEY & COMPANY
                                                    Hurley & Company
Granada Hills, California
April 25, 2002